Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2013 Performance Update

The Frontier Fund Supplement Dated June 30, 2013 to Prospectus Dated April 30, 2013.

The Frontier Fund Class 2 New

THE FRONTIER FUND’S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 New	June 30, 2013	June 30, 2013	NAV / Unit
	MTD	YTD
Frontier Balanced Series-A	-6.90%	-11.00%	$89.00
Frontier Diversified Series-2	-6.56%	-8.59%	$91.85
Frontier Long/Short Commodity Series-2a	-4.37%	-7.20%	$107.14
Frontier Masters Series-2	-4.70%	-5.48%	$101.71

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(1,247.33)
Unrealized trading gain (loss)	(342.72)
Less: Commissions	(34.63)
Less: Trading Fee paid to Managing Owner	(25.98)
Interest income	39.55

Total Income	(1,611.11)
EXPENSES
Broker service fees	4.37
Incentive fees	0.00
Management fees	33.76

Total Expenses	38.13

Net Income (Loss)	$(1,649.24)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	250.00000	$23,899.22	$95.59
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		(1,649.24)	(6.59)

Net asset value, end of current month	250.00000	$22,249.98	$89.00

	Monthly rate of return		-6.90%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—A

THE FRONTIER FUND DIVERSIFIED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(2,953,799.13)
Unrealized trading gain (loss)	(143,289.85)
Less: Commissions	(84,681.30)
Less: Trading Fee paid to Managing Owner	(85,891.27)
Interest income	67,277.70

Total Income	(3,200,383.85)
EXPENSES
Broker service fees	9,058.66
Incentive fees	0.00
Management fees	56,725.99

Total Expenses	65,784.65

Net Income (Loss)	$(3,266,168.50)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	512,166.92290	$50,344,801.58	$98.30
Current month additions	0.00000	0.00
Current month redemptions	(27,331.85334)	(2,546,950.09)
Net income (loss) for current month		(3,266,168.50)	(6.45)

Net asset value, end of current month	484,835.06956	$44,531,682.99	$91.85

	Monthly rate of return		-6.56%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—DIVERSIFIED SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(44,776.78)
Unrealized trading gain (loss)	(303,299.27)
Less: Commissions	(11,087.41)
Less: Trading Fee paid to Managing Owner	(15,509.36)
Interest income	17,219.24

Total Income	(357,453.58)
EXPENSES
Broker service fees	1,635.52
Incentive fees	0.00
Management fees	26,466.67

Total Expenses	28,102.19

Net Income (Loss)	$(385,555.77)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	81,080.91696	$9,083,776.95	$112.03
Current month additions	0.00000	0.00
Current month redemptions	(11,077.62576)	(1,198,263.86)
Net income (loss) for current month		(385,555.77)	(4.89)

Net asset value, end of current month	70,003.29120	$7,499,957.32	$107.14

	Monthly rate of return		-4.37%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2a

THE FRONTIER FUND MASTERS SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(985,193.87)
Unrealized trading gain (loss)	349,279.40
Less: Commissions	(14,863.74)
Less: Trading Fee paid to Managing Owner	(25,581.95)
Interest income	20,561.85

Total Income	(655,798.31)
EXPENSES
Broker service fees	2,697.87
Incentive fees	0.00
Management fees	30,210.00

Total Expenses	32,907.87

Net Income (Loss)	$(688,706.18)

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	140,106.25986	$14,951,957.90	$106.72
Current month additions	0.00000	0.00
Current month redemptions	(5,690.22714)	(592,206.11)
Net income (loss) for current month		(688,706.18)	(5.01)

Net asset value, end of current month	134,416.03272	$13,671,045.61	$101.71

	Monthly rate of return		-4.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—MASTERS SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(8,656,752.08)
Unrealized trading gain (loss)	(2,478,291.28)
Less: Commissions	(243,605.33)
Less: Trading Fee paid to Managing Owner	(91,403.36)
Interest income	35,324.32

Total Income	(11,434,727.73)
EXPENSES
Trading fees	0.00
Broker service fees	259,964.91
Incentive fees	0.00
Management fees	120,807.95

Total Expenses	380,772.86

Net Income (Loss)	$(11,815,500.59)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,402,002.71339	$168,989,096.17	$120.53
Current month additions	234.80157	25,486.26
Current month redemptions	(47,096.81521)	(5,457,894.15)
Net income (loss) for current month		(11,815,500.60)	(8.56)

Net asset value, end of current month	1,355,140.69975	$151,741,187.68	$111.97

	Monthly rate of return		-7.10%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing Owner

Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER DIVERSIFIED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(5,921,700.82)
Unrealized trading gain (loss)	(267,699.12)
Less: Commissions	(169,723.43)
Less: Trading Fee paid to Managing Owner	(171,962.16)
Interest income	134,685.30

Total Income	(6,396,400.23)
EXPENSES
Trading fees	0.00
Broker service fees	81,679.49
Incentive fees	0.00
Management fees	113,576.98

Total Expenses	195,256.47

Net Income (Loss)	$(6,591,656.70)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,055,831.75098	$100,188,154.82	$94.89
Current month additions	3,945.84492	351,346.36
Current month redemptions	(46,153.05813)	(4,177,711.45)
Net income (loss) for current month		(6,591,656.70)	(6.33)

Net asset value, end of current month	1,013,624.53777	$89,770,133.03	$88.56

	Monthly rate of return		-6.67%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing

Owner Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER DIVERSIFIED SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(251,884.19)
Unrealized trading gain (loss)	(1,465,175.97)
Less: Commissions	(55,160.41)
Less: Trading Fee paid to Managing Owner	(54,138.70)
Interest income	85,522.06

Total Income	(1,740,837.21)
EXPENSES
Trading fees	0.00
Broker service fees	25,248.39
Incentive fees	0.00
Management fees	176,531.16

Total Expenses	201,779.55

Net Income (Loss)	$(1,942,616.76)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	368,645.17894	$44,054,602.77	$119.50
Current month additions	1,178.22678	121,667.82
Current month redemptions	(16,764.46417)	(1,848,230.18)
Net income (loss) for current month		(1,942,616.76)	(5.11)

Net asset value, end of current month	353,058.94155	$40,385,423.65	$114.39

	Monthly rate of return		-4.28%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing

Owner Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER MASTERS SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$(3,175,592.36)
Unrealized trading gain (loss)	1,134,988.03
Less: Commissions	(48,088.49)
Less: Trading Fee paid to Managing Owner	(82,458.85)
Interest income	66,263.27

Total Income	(2,104,888.40)
EXPENSES
Trading fees	0.00
Broker service fees	50,683.80
Incentive fees	0.00
Management fees	97,384.31

Total Expenses	148,068.11

Net Income (Loss)	$(2,252,956.51)

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	466,435.20135	$47,436,893.62	$101.70
Current month additions	1,696.99900	164,067.60
Current month redemptions	(9,466.64244)	(956,136.73)
Net income (loss) for current month		(2,252,956.51)	(4.92)

Net asset value, end of current month	458,665.55791	$44,391,867.98	$96.78

	Monthly rate of return		-4.83%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ Vance Sanders

Vance Sanders, Chief Financial Officer of the Managing

Owner Equinox Fund Managment LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER MASTERS SERIES